Exhibit 10.22

[LOGO] SAFETY COMPONENTS                                Human Resources
         INTERNATIONAL

November 12, 2003

To:   Andy Goldfarb
      Chairman of Compensation Committee

From: Wayne Tamme

Re:   Management Incentive Bonus Plan

Andy:

This document should serve to confirm the details of the Management Incentive Bonus plan (MIB) which was recently presented and agreed upon.

      o     The total bonus pool is determined as follows:

                  At or above 100% of budget* - 7.5% of pre-bonus consolidated operating income.

                  Below 100% of budget - Payout is based on the fixed formula defined below.

                  * For this purpose, operating income is defined as earnings before interest, taxes and such costs arising from board/shareholder actions not anticipated in the budget and identified prior to year end and approved by the Compensation Committee and management.

      o There are two components for payout: formula-based and nonformula-based

      o     The formula-based criteria is as follows:

               Business Units:           25% - Budgeted unit operating income
                                         25% - Budgeted unit ROA
                                         15% - Budgeted consolidated operating
                                               income
                                         15% - Budgeted consolidated ROA
                                         20% - Personal objectives

               Corporate:                40% - Budgeted consolidated operating
                                               income
                                         40% - Budgeted consolidated ROA
                                         20% - Personal objectives

       The entry-level performance threshold is 75% performance to budget.

                                 G. Wayne Tamme
                         Vice President, Human Resources
                          wtammee@safetycomponents.com

              41 Stevens Street - Greenville, South Carolina 29605
                     Tel. 864-240-2700 - Fax. 864-240-2701

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                  Below 75% performance, the payout is zero (0%). At 75%
                  performance, the payout is 50% of formula. The payout increases at a rate of 2% for each 1% increment of performance up to 100% performance. Above 100% performance, the payout increases at a rate of 1% for each 1% increment of performance. The payout is capped at 110%

      o     The nonformula-based criteria is as follows:

                  This portion of the plan activates upon attainment of 100% performance.

                  The funds available for distribution is the bonus pool balance after all formula-based allocations have been made.

                  Individual allocations to be determined by senior management

      o The current year (FY 04) will be shorted by 3 months to end on 12/31/03. This date will also be the basis of the bonus pool and individual allocation calculations. The MIB calculations will be prorated accordingly.

      o This plan is effective for the current year, FY 04, and next year, CY 04

We request that you review the above information and the Board sign its approval.


/s/ Wayne Tamme

Approved:                                            Date:


/s/ Andy Goldfarb                                    11/12/03
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Andy Goldfarb, Chairman Compensation Committee


/s/ Carroll R. Wetzel                                11/12/03
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Carroll R. Wetzel, Jr., Board Chairman


/s/ W. Allan Hopkins                                 11/12/03
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W. Allan Hopkins, Board Member


/s/ Ben Waide                                        11/12/03
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Ben Waide, III, Board Member